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                                                                    EXHIBIT 99.1


POWERBRIEF(TM) INC. ANNOUNCES SALE OF THE WESTBANK AMBULATORY CARE CENTER

HOUSTON, TX--(BUSINESS WIRE) - April 24, 2001- PowerBrief, Inc. (OTCBB: PWRB; http://www.powerbrief.com) today announced the sale of the Westbank Ambulatory Care Center (the "Center") located in Marrero Louisiana to Tenet Healthsystem Surgical, LLC. The Center was the remaining healthcare asset of the discontinued operations of Integrated Orthopaedics, Inc. On February 27, 2001, PowerBrief, Inc. merged with Integrated Orthopaedics, Inc., whereby Integrated Orthopaedics, Inc. survived the merger and changed its name to PowerBrief, Inc. Integrated Orthopaedics, Inc. was previously a healthcare company that developed ambulatory surgery centers and provided management consulting services to orthopedic medical practices and other surgical specialty physicians. Further details of the transaction will be disclosed in the Company's forthcoming report to be filed with the Securities and Exchange Commission on Form 8-K.

ABOUT POWERBRIEF, INC.

PowerBrief serves the legal community by providing a secure, Internet-based platform for tightly integrated case management, including document and discovery management. PowerBrief features a suite of applications that it believes dramatically improve collaboration, efficiency, risk management and client advocacy. PowerBrief hosts its ASP offering with Intel(R) Online Services, Inc. Intel Online Services, Inc. is an Intel subsidiary that has the goal of becoming a leading supplier of hosted Internet services, business application and e-commerce services worldwide. Additional information can be found at the Company's website, www.PowerBrief.com, or by calling (800) 490-9041.

This announcement contains forward-looking statements about PowerBrief, Inc. that involve risks and uncertainties. These forward-looking statements are developed by combining currently available information with PowerBrief's beliefs and assumptions. These statements often contain words like will, believe, expect, anticipate, intend, contemplate, seek, plan, estimate or similar expressions. Forward-looking statements do not guarantee future performance. These statements are made under the protection afforded them by Section 21E of the Securities Exchange Act of 1934. Because PowerBrief cannot predict all of the risks and uncertainties that may affect it, or control the ones it does predict, PowerBrief's actual results may be materially different from the results expressed in its forward-looking statements. For a more complete discussion of the risks, uncertainties and assumptions that may affect PowerBrief, see IOI's 2000 Annual Report on Form 10-KSB and registration statement and proxy statement. Such documents can be obtained for free through the website maintained by the Securities and Exchange Commission at www.sec.gov.




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